Exhibit No (10.1)

* * *  PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[* * * ]") HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.      * * *

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is entered into as of November 3, 2015 (“Effective Date”), by and between Amerx Healthcare Corporation, a Florida corporation (“Seller”) and [***] (“Buyer”).

R E C I T A L S

WHEREAS, Seller is engaged in the business of wound dressing technologies including the development, production and distribution of proprietary [***];

WHEREAS, Buyer is engaged in the business of creating, manufacturing and selling products for [***], among others; and

WHEREAS, Buyer desires to purchase the notification and clearance under section 510(k) of the Food, Drug and Cosmetics Act relating to [***] as shown and described in (a) the 510(K) Premarket Notification attached as Exhibit 1, (b) the 510(K) Summary attached as Exhibit 2, (c) the letter [***], from the Department of Health and Human Services to Seller attached as Exhibit 3, and (d) the Indications for Use attached as Exhibit 4 (collectively the "Notification and Clearance"), and Seller is willing to assign the same to Buyer in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

IT IS HEREBY AGREED AS FOLLOWS:

1. Assets Purchased and Liabilities Assumed.

          1.1 Purchase and Sale of Notification and Clearance.  Seller hereby sells and assigns, and Buyer hereby purchases and accepts from Seller on the terms and conditions set forth herein, all rights, title and interest in the Notification and Clearance and in the intellectual property associated with the device described in the Notification and Clearance, if any (hereinafter "Assets Purchased"). Buyer assumes all continuing reporting obligations consistent therewith. In addition, Buyer acknowledges that Seller is not warranting or representing the adequacy of the submission or formula for [***] under the 510(k) Approval, and Buyer further acknowledges that Seller has not heretofore marketed [***]under the 510(k) Approval.  Buyer is not purchasing any inventory of [***] currently held by Seller. Furthermore, Buyer shall have no right to the use of any of the following trade names owned by Seller: [***]. Seller hereby agrees to grant Buyer a revocable license to compliance documentation in its possession concerning [***] for purposes of Food and Drug Administration compliance requirements, including device control records.

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PURCHASE AGREEMENT

          1.2 Liabilities Assumed. Buyer does not assume any liabilities relating to any [***] manufactured by Seller or its subcontractors. Seller does not assume any liabilities relating to any product manufactured, marketed or sold under the 510(k) Approval transferred hereunder, by Buyer or its subcontractors.

2. Payment.

          2.1 Payment. Buyer shall pay to Seller for the purchase of the Assets Purchased the sum of $300,000 (the "Purchase Price") according to the following conditions and payment schedule:

                    a. Upon execution of this Agreement, Buyer shall pay Seller the sum of Seventy Five Thousand ($75, 000.00) Dollars.

                    b. Every six (6) months from the date of execution of this Agreement, Buyer shall pay Seller an additional sum of Seventy Five Thousand ($75,000.00) Dollars until Buyer has made total payments of $300,000.

          2.2 Security Interest. As security for the timely payment of the Purchase Price, Seller shall retain a security interest in the inventory, accounts, general intangibles, contract rights, equipment, products, and proceeds thereof, of Buyer's relating to products manufactured under the Notification and Clearance, until the final payment is made under section 2.1. Seller may file a UCC-1 Financing Statement relating to such security interest. When the final payment has been made under section 2.1, Seller shall release its security interest and shall file an UCC Termination Statement.

          2.3 Medium of Payment. Buyer shall make all payments under section 2 in United States dollars.

3. Representations and Warranties of Seller. Seller warrants and represents, and acknowledges that Buyer is relying upon, the following:

          3.1 Seller is now a corporation duly organized and validly existing and in good standing under the laws of the State of Florida. Seller has taken all corporate action necessary and has the authority to sell the Assets Purchased under the terms and conditions contained in this Agreement.

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          3.2 The execution, delivery, and performance of this Agreement has been duly approved by the directors and shareholders of Seller.

          3.3 Neither Seller nor Seller's shareholders have employed any broker or finder in connection with the transaction contemplated by this Agreement or taken any action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

          3.4 The documents that are attached as Exhibits 2, 3 and 4 are true and correct copies of the originals of said documents, and Seller is not aware of any information that would cause the Notification and Clearance to be declared invalid, revoked, withdrawn, or otherwise made a nullity.

          3.5 OTHER THAN THE FOREGOING, SELLER MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE NOTIFICATION AND CLEARANCE UNDER SECTION 510(K) OF THE FOOD, DRUG AND COSMETICS ACT RELATING TO [***], INCLUDING ANY (A) WARRANTY OF MERCHANTABILITY; OR (B) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE.

4. Representations and Warranties of Buyer. Buyer warrants and represents, and acknowledges that Seller is relying upon, the following:

          4.1 Buyer is now a corporation duly organized and validly existing and in good standing under the laws of the State of Florida. Buyer has taken all corporate action necessary and has the authority to purchase the Assets Purchased under the terms and conditions contained in this Agreement.

          4.2 The execution, delivery, and performance of this Agreement has been duly approved by the directors and shareholders of Buyer.

          4.3 The execution, delivery, and performance of this Agreement will not violate or breach any agreement to which the Buyer is a party.

          4.4 Neither Buyer nor Buyer's shareholders have employed any broker or finder in connection with the transaction contemplated by this Agreement or taken any action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

5. Indemnifications

          5.1 Seller agrees to indemnify and hold Buyer, its successors and assigns harmless from and against any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to any material misrepresentation, breach of representation or warranty, or failure to fulfill of any agreements on the part of Seller under this Agreement. If any claim is asserted against Buyer that would give rise to a claim by Buyer against Seller for indemnification under this section, then Buyer shall promptly give written notice to Seller concerning such claim and Seller, at no expense to Buyer, shall defend such claim.

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PURCHASE AGREEMENT

          5.2 Buyer agrees to indemnify and hold Seller, its successors and assigns harmless from and against any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to (a) the manufacture, sale and marketing of any product marketed pursuant to the 510(k) Approval transferred hereunder by Buyer, its subcontractors or assignees, (b) the continuing reporting obligation of Buyer pursuant to 510(k) Approval transferred hereunder, or (c) any material misrepresentation, breach of representation or warranty, or failure to fulfill of any agreements on the part of Buyer under this Agreement. If any claim is asserted against Seller that would give rise to a claim by Seller against Buyer for indemnification under this section, then Seller shall promptly give written notice to Buyer concerning such claim and Buyer, at no expense to Seller, shall defend such claim.

6. Further Documents, Actions, and Non-Compete.

          6.1 The parties agree that they shall execute and deliver such documents and instruments, take such further action as is necessary, provide all information, and take or forbear from all such action as may be necessary or appropriate to carry out and accomplish the purposes and intent of this Agreement.

          6.2 Seller agrees and acknowledges that, as a material inducement to Buyer, Seller agrees not to engage in the sale of any product with the same or similar formulation that includes [***], in any manner whatsoever, directly or indirectly, including without limitation, competing as a proprietor, partner, joint venturer, investor, shareholder, director, officer, employee, consultant, independent contractor, or otherwise. Buyer agrees and acknowledges that, as a material inducement to Seller, Buyer agrees not to engage in the sale of any product with the same or similar formulation to [***], except that device described [***]and that device with a gauze, in any manner whatsoever, directly or indirectly, including without limitation, as a proprietor, partner, joint venture, investor, shareholder, director, officer, employee, consultant, independent contractor, or otherwise. Buyer further agrees not to engage in marketing the product(s) it manufactures under the Notification and Clearance, for purposes of use as an OTC product in the field [***], and/or market said product(s) [***]as an alternative to Amerx product(s). In addition, Buyer agrees not to engage in marketing the product(s) it manufactures under the Notification and Clearance, with specific reference [***]contained in the device formulation itself.

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7. Miscellaneous.

          7.1 Successors. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their legal representatives, successors and assigns.

          7.2 Limitation. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon Licensee, any license under any trade secrets, or know how of Licensor and no such license or other rights shall arise from this Agreement or from any acts, statements or dealings resulting in the execution of this Agreement.

          7.3 Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to Buyer at:

[***]

addressed to Seller at:

Amerx Healthcare

1300 S. Highland Avenue

Clearwater, FL 33756

Attention: Justice Anderson

or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

          7.4 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

          7.5 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

          7.6 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

          7.7 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

          7.8 Attorney Fees. In the event that any action, suit, or other legal or administrative proceeding arising out of or related to this Agreement is instituted or commenced by either party hereto against the other party, the prevailing party shall be entitled to recover its actual attorneys’ fees and court costs from the non-prevailing party, including those on appeal.

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          7.9 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

          7.10 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

          7.11 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

          7.12 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

          7.13 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          7.14 Relationship. The relationship created by this Agreement shall be strictly that of buyer and seller and no agency, partnership or joint venture shall be deemed to be created hereby. Nothing in this Agreement shall constitute one party as an agent or legal representative of any other party for any purpose whatsoever, and no party is granted no right or authority hereunder to assume or create any obligation, express or implied, or to make any representation, warranties or guarantees, on behalf of any other party.

          7.15 Confidential Information. Much of the information concerning the manufacture, sales, or marketing [***] that is part of the Assets Purchased is confidential and proprietary and is not in the public domain (“Confidential Information”) including, without limitation, any specification, formulation, bill of materials, design information, [***] safety and effectiveness, quality assurance plans, marketing strategies, business plans and strategies, inventions (whether or not the subject of pending patent applications), trade secrets, know-how, cost and profit data, distribution and marketing plans, and business and financial information. Seller agrees to keep all such Confidential Information confidential and shall not disclose it or make use of it, except for purposes authorized by this Agreement, nor disclose any Confidential Information to any person or firm unless previously authorized in writing to do so.

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PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

[***] Date	Date

Amerx Healthcare, Corp.	Date

EXHIIBIT 1 [***]

EXHIIBIT 2 [***]

EXHIIBIT 3 [***]

EXHIIBIT 4 [***]

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PURCHASE AGREEMENT